UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2010

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2010, Mr. C. Patrick DeWitt was elected to the Board of Directors of Space Systems/Loral, Inc. ("SS/L"), a wholly-owned subsidiary of Loral Space & Communications Inc. (the "Company" or "Loral"), and was appointed non-executive Chairman of the Board. As previously disclosed, effective as of December 31, 2009, Mr. DeWitt relinquished his duties as Chief Executive Officer of SS/L.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 12, 2010, in order to accommodate Mr. DeWitt’s election to the Board of Directors of SS/L as set forth in Item 5.02 above, the Board of Directors of Loral amended the Loral Bylaws to eliminate the provision of the Bylaws that required the Company to cause the Board of Directors of SS/L to be the same as the Board of Directors of Loral. Amendment No. 1 to the Bylaws of Loral Space & Communications Inc. dated January 12, 2010 is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

3.1 Amendment No. 1 to Bylaws of Loral Space & Communications dated January 12, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

January 15, 2010	By:	Avi Katz

Name: Avi Katz
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amendment No. 1 to Bylaws of Loral Space & Communications dated January 12, 2010